EXHIBIT 8

LIST OF SUBSIDIARIES

Name	Jurisdiction	Business	% of
			Ownership

Source Rock Holdings Limited	New Zealand	Holding company	100%

Millennium Oil & Gas Limited	New Zealand	Oil and gas exploration and	100%
		development

Indo-Pacific Energy (NZ) Limited	New Zealand	Oil and gas exploration and	100%
		development

Ngatoro Energy Limited	New Zealand	Oil and gas exploration and	100%
		development

Rata Energy Limited	New Zealand	Oil and gas exploration and	100%
		development

Odyssey International Pty	Australia	Oil and gas exploration and	100%
Limited		development

Indo-Pacific Energy Australia	Australia	Oil and gas exploration and	100%
Pty Limited		development

Indo-Pacific Energy (PNG)	Papua New Guinea	Oil and gas exploration and	100%
Limited		development

Trans-Orient Petroleum (Aust)	Australia	Oil and gas exploration and	100%
Pty Limited		development

ZOCA 96-16 Pty Limited	Australia	Oil and gas exploration and	100%
		development

Trans-Orient Petroleum (PNG)	Papua New Guinea	Oil and gas exploration and	100%
Limited		development